UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 14, 2014, Agilent Technologies, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it would cease the manufacture and sale of its nuclear magnetic resonance (“NMR”) product line. In connection with this decision, the Company is undertaking a related workforce reduction of approximately 300 employees located primarily in the United Kingdom and California.
The shutdown of the NMR product line and completion of the workforce reduction are expected to be substantially completed by the end of the Company’s 2016 fiscal year. The Company expects to incur (i) severance and related personnel costs in connection with the workforce reduction of approximately $20 million, (ii) non-cash intangible asset impairment charges of approximately $13 million, (iii) other non-cash asset write-downs of approximately $40 million and (iv) miscellaneous exit costs of approximately $4 million. The Company expects to recognize approximately $72 million in charges in the fourth quarter of the Company’s 2014 fiscal year, with the remainder to be recognized aftewards. Of that amount, the Company estimates that cash expenditures will range from $22 million to $26 million.
The Company expects about a $20 to $30 million decline in total revenues in fiscal year 2015 due to the NMR business closure, but a positive impact of $10 million in operating profit in fiscal year 2015.
The information in this Item 8.01 of Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Certain statements in this Form 8-K regarding anticipated financial, legal or other outcomes including statements relating to the Company’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” ”estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties are described in the Company’s most recent Form 10-K and 10-Q reports on file with the Securities and Exchange Commission that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. The Company does not assume any obligation to update these statements except as may be required by law.

Item 9.01.       Financial Statements and Exhibits.

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: October 14, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 14, 2014